                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]   Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Respironics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5)  Total fee paid:

     -------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     ------------------------------------------------------------------------
Notes:

[LOGO OF RESPIRONICS, INC.]

Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Thursday, November 18, 1999, at 1:00 p.m. (local time) at Two Mellon Bank Center in the Auditorium on the Tenth Floor, at 501 Grant Street, Pittsburgh, Pennsylvania.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

Representatives of the Company will be in attendance beginning at 12:00 p.m. Please also take this opportunity to view Respironics products, which will be on display.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope.

                                            Very truly yours,
                                            /s/ James W. Liken
                                            James W. Liken
                                            President and Chief Executive
                                            Officer

October 25, 1999

                               RESPIRONICS, INC.

                            1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ------------

  The Annual Meeting of Shareholders of Respironics, Inc. will be held at Two Mellon Bank Center at 501 Grant Street, Pittsburgh, Pennsylvania on Thursday, November 18, 1999 at 1:00 p.m., in the Auditorium on the Tenth Floor, for the following purposes:

  (1)  To elect six directors;

  (2) To ratify the selection of auditors to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 2000; and

  (3) To transact such other business as may properly come before the meeting.

  Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

  Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                          Dorita A. Pishko
                                          Corporate Secretary

October 25, 1999

                               RESPIRONICS, INC.

                            1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401
                                 ------------

                                PROXY STATEMENT

                                 ------------

          Annual Meeting of Shareholders to be Held November 18, 1999

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Respironics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 1:00 p.m., on Thursday, November 18, 1999 at Two Mellon Bank Center at 501 Grant Street, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the meeting.

  The enclosed proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

  It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders of the Company on or about October 25, 1999. The Company's Annual Report on Form 10-K for 1999 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  If any shareholder wishes to present a proposal at the 2000 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company by June 27, 2000 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2000 Annual Meeting. The Bylaws of the Company require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in the Bylaw, so that it is received by the Company not later than the notice deadline determined under the Bylaw. This notice deadline will generally be 90 days prior to the anniversary of the Company's Proxy Statement for the previous year's anual meeting, or July 27, 2000 for the Company's Annual Meeting in 2000. Any shareholder proposal received by the Secretary of the Company after July 27, 2000 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The 2000 Annual Meeting is presently scheduled for November 16, 2000.

VOTING SECURITIES AND RECORD DATE

  Holders of the Company's Common Stock of record as of the close of business on October 1, 1999 (the "record date") are entitled to receive notice of and to vote at the meeting. On the record date, the Company had outstanding 30,177,123 shares of Common Stock, the holders of which are entitled to one vote per share. These shares outstanding exclude 2,898,783 shares held in treasury.

SECURITY OWNERSHIP

 Management

  The following table shows the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each of the officers of the Company named in the Summary Compensation Table herein and by all directors, nominees and executive officers of the Company as a group, as of the record date. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after that date.

                                                           Amount and
                                                           Nature of
                                                           Beneficial  Percent
Name of Beneficial Owner                                   Ownership   of Class
------------------------                                   ---------- ---------
Daniel P. Barry (1).......................................    19,732    0.07%
Douglas A. Cotter (1).....................................    36,432    0.12%
Robert D. Crouch (2)......................................   284,053    0.94%
J. Terry Dewberry (1) (9).................................   112,564    0.37%
James H. Hardie (1) (3)...................................    53,632    0.18%
Donald H. Jones (1).......................................    20,632    0.07%
Joseph C. Lawyer (1) (10).................................    25,632    0.08%
James W. Liken............................................   105,365    0.35%
Candace L. Littell........................................         0    0.00%
Gerald E. McGinnis (4)....................................   821,448    2.72%
Dennis S. Meteny (5)......................................   356,075    1.18%
John C. Miclot (6)........................................    86,643    0.29%
Craig B. Reynolds (7).....................................   273,157    0.90%
Robert E. Tucker (8)......................................   130,498    0.43%
J. Paul Yokubinas (11)....................................    69,202    0.23%
All directors, nominees, and executives officers as a
 group (19 persons)....................................... 2,139,299    6.91%

--------
(1) Includes shares which would be outstanding upon the exercise of currently exercisable stock options granted under the 1991 Non-Employee Directors' Stock Option Plan in the following amounts: Mr. Barry, 14,025 shares; Dr. Cotter, 34,425 shares; Mr. Dewberry, 1,275 shares; Mr. Hardie, 31,925 shares; Mr. Jones, 8,925 shares; and Mr. Lawyer, 19,125 shares.

(2) Includes 154,050 shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan and 1992 Stock Incentive Plan. Also includes 2,463 shares in Mr. Crouch's 401(k) plan account, for which he has the power to direct the voting. For purposes of comparison, the correct number of shares beneficially owned by Mr. Crouch as of October 2, 1998, the prior year's record date, was 273,750, rather than the 307,966 incorrectly reported in the Company's 1998 proxy statement.

(3) Includes 14,000 shares held by a partnership in which Mr. Hardie is the general partner and 6,900 shares held in Mr. Hardie's personal IRA account. Does not include 18,000 shares owned by Mr. Hardie's wife, as to which he disclaims beneficial ownership.

(4) Includes 145,198 shares held in the Gerald E. McGinnis Charitable Foundation and 30,000 shares held in the Gerald E. and Audrey L. McGinnis Charitable Remainder Unitrust. Includes 24,800 shares held jointly with Mr. McGinnis' wife, as to which voting and investment power is shared. Includes 343,700 shares held by a partnership in which Mr. McGinnis is a general partner. Includes 10,500 shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1992 Stock Incentive Plan. Also includes 3,250 shares in Mr. McGinnis' 401(k) plan account, for which he has the power to direct the voting. For purposes of comparison, the correct number of shares beneficially owned by Mr. McGinnis as of October 2, 1998, the prior year's record date, was 788,964, rather than the 917,886 incorrectly reported in the Company's 1998 proxy statement.

(5) Includes 289,970 shares held jointly with Mr. Meteny's wife, as to which voting and investment power is shared, and 4,000 shares held by Mr. Meteny's minor children, as to which he controls voting and investment power. Also included are 56,155 shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan and 1992 Stock Incentive Plan. Also includes 5,950 shares in Mr. Meteny's 401(k) plan account, for which he has the power to direct the voting.

(6) Includes 86,051 shares that would be outstanding upon the exercise of currently exercisable stock options, certain of which were granted to Mr. Miclot by Healthdyne and were converted into options to purchase the Company's Common Stock pursuant to the merger involving Healthdyne, and certain of which were granted under the Company's 1992 Stock Incentive Plan.

(7) Includes 242,998 shares that would be outstanding upon the exercise of currently exercisable stock options, certain of which were granted to Mr. Reynolds by Healthdyne and were converted into options to purchase the Company's Common Stock pursuant to the merger involving Healthdyne, and certain of which were granted under the Company's 1992 Stock Incentive Plan.

(8) Includes 106,576 shares that would be outstanding upon the exercise of currently exercisable stock options, certain of which were granted to Mr. Tucker by Healthdyne and were converted into options to purchase the Company's Common Stock pursuant to the merger involving Healthdyne, and certain of which were granted under the Company's 1992 Stock Incentive Plan.

(9) Includes 6,146 shares that would be outstanding upon the exercise of currently exercisable stock options which were granted to Mr. Dewberry by Healthdyne Technologies, Inc. ("Healthdyne") and which were converted into options to purchase the Company's Common Stock pursuant to the merger involving Healthdyne.

(10) Does not include 2,400 shares held by Mr. Lawyer's wife who has sole voting and investment power of these shares and as to which Mr Lawyer disclaims beneficial ownership.

(11) Includes 2,411 shares held jointly with Mr. Yokubinas' wife, as to which voting and investment power is shared.

 Other Beneficial Owners

  The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of the record date.

                                                             Amount and
                                                             Nature of
                                                             Beneficial Percent
Name and Address of Beneficial Owner                         Ownership  of Class
------------------------------------                         ---------- --------
Snyder Capital Management, L.P.
350 California Street, Suite 1460
San Francisco, CA 94140 (1)................................. 3,145,000   10.42%

Fidelity Management & Research Company
82 Devonshire Street
Boston, MA 02109 (2)........................................ 2,085,500    6.91%

--------
(1) Based on disclosure by Snyder Capital Management, L.P. as of October 1, 1999. Snyder Capital Management, L.P. has shared dispositive power over all of these shares, shared voting power over 2,828,100 of these shares, and no voting power over 316,900 of these shares.

(2) Information regarding the beneficial owner has been determined by the Company based solely upon data included in a Form 13G filed with the United States Securities and Exchange Commission and with the Company on February 12, 1999. Such filing contained information as of December 31, 1998.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors has five committees to assist in the management of the affairs of the Company: the Stock Option Committee, the Compensation Committee, the Audit Committee, the Nominating Committee and the Strategy Committee.

  Stock Option Committee. The Stock Option Committee (the "Stock Option Committee") currently consists of Messrs. Lawyer (Chairman) and Dewberry. The Stock Option Committee administers the Company's 1984 Incentive Stock Option Plan and the 1992 Stock Incentive Plan, and has the authority to grant options thereunder.

  The Compensation Committee. The Compensation Committee consists of Messrs. Lawyer (Chairman), Dewberry and Hardie. The Compensation Committee makes recommendations regarding the compensation payable, including compensation under the Company's bonus plan, to all executive officers of the Company and certain other management personnel.

  Audit Committee. The Audit Committee consists of Messrs. Barry (Chairman), Cotter and Yokubinas. This committee assists the Board in fulfilling its functions relating to corporate accounting and reporting practices and financial and accounting controls.

  Nominating Committee. The Nominating Committee consists of Messrs. McGinnis (Chairman), Liken and Reynolds. The Nominating Committee reviews the size and composition of the Board of Directors and makes recommendations with respect to nominations for directors. The Nominating Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications. Such information should be received no later than July 27, 2000 with respect to nominations for election at the 2000 Annual Meeting of Shareholders.

  Strategy Committee. The Strategy Committee consists of all Directors. The Strategy Committee makes recommendations to the Board of Directors with respect to general corporate strategy, including the development or acquisition of present and new products, and the development of strategies for continued growth and profitability of the Company's business.

  The Compensation and Stock Option Committees and the Audit Committee both met two times, the Strategy Committee met four times, and the Nominating Committee met one time in fiscal year 1999. Each of these committees also met informally by telephone during the fiscal year as needed. The Board of Directors held four regular meetings and two special meetings during fiscal year 1999.

  Each director who is not an employee of the Company receives an annual fee of $9,600 for his service as a director and committee member. Non-employee directors receive a fee of $500 for attendance at meetings of the full Board of Directors. In addition, each non-employee director serving as a committee chairperson receives $600 while all other committee members receive $300 for attendance at committee meetings. The annual fee is paid in shares of the Company's common stock having a fair market value on the date of payment equal to the fee being paid. All other fees are paid in cash. All directors are reimbursed for travel expenses related to meetings of the Board. Directors of the Company who are not employees also hold and receive stock options under the Company's 1991 Non-Employee Directors' Stock Option Plan. Under this Plan, each non-employee director is granted an option on the third business day following each Annual Meeting of Shareholders to purchase 5,100 shares of the Company's Common Stock at the fair market value on such date. Each option has a term of 10 years, is exercisable in installments and becomes fully exercisable after three years from date of grant.

MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS

  The Board of Directors, acting pursuant to the Restated Certificate of Incorporation of the Company, has determined that the number of directors constituting the full Board of Directors shall be eleven at the present time.

  The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Shareholders for a term of three years. Accordingly, a class is to be elected at the 1999 Annual Meeting of Shareholders, with each director so elected to hold office until the 2002 Annual Meeting of Shareholders or until the director's prior death, disability, resignation or removal. Two additional directors are also to be elected at the 1999 Annual Meeting, one to hold office until the 2001 Annual Meeting of Shareholders and one to hold office until the 2000 Annual Meeting of Shareholders, respectively, or until the director's prior death, disability, resignation or removal.

  The Restated Certificate of Incorporation of the Company provides that the size of the Board of Directors shall be determined by the Board of Directors. Vacancies in the Board of Directors may be filled by Board action. The term of office of any director so elected to the Board by the Board itself lasts until the next election of the class of directors to which such director was elected.

  The Board of Directors has nominated Daniel P. Barry, J. Terry Dewberry, Donald H. Jones and James W. Liken for reelection to the Board for the class of 2002, Candace L. Littell for election to the Board for the class of 2001, and J. Paul Yokubinas for reelection to the Board for the class of 2000, and each of them has agreed to serve if elected. The Board of Directors recommends that the shareholders vote "FOR" the election of the six persons nominated to the Board of Directors. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If any nominee becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

  Information concerning those nominees for director (classes of 2002, 2001 and 2000) and the other directors who will continue in office after the meeting (classes of 2000 and 2001) is set forth below.

 Name                    Position with the Company
 ----                    -------------------------
 Class of 2002
 Daniel P. Barry         Director
 J. Terry Dewberry       Director
 Donald H. Jones         Director
 James W. Liken          President, Chief Executive Officer and Director
 Class of 2001
 Douglas A. Cotter Ph.D. Director
 Gerald E. McGinnis      Chairman of the Board
 Craig B. Reynolds       Executive Vice President, Chief Operating Officer and Director
 Candace L. Littell      None
 Class of 2000
 James H. Hardie         Director
 Joseph C. Lawyer        Director
 J. Paul Yokubinas       Director

  Mr. Barry is 52 years old and a private investor. He has been a director of the Company since August 1995. Mr. Barry had been the Vice Chairman of the former AMSCO International, Inc. ("AMSCO") (now merged with Steris Corporation) from July 1995 through May 1996. Prior to that, he served as President and Chief Executive Officer of AMSCO from October 1994 through July 1995 and had been the Chief Financial Officer of, as well as serving in various other executive and consulting capacities with, AMSCO since 1981. Mr. Barry was a director of AMSCO from 1991 through 1996. He is also a director of Tollgrade Communications, Inc.

  Dr. Cotter is 56 years old. He has been a director of the Company since February 1989. In April of 1998, Dr. Cotter re-established Healthcare Decisions, Inc., a Massachusetts health care and biotechnology consulting firm specializing in corporate development, strategic planning and acquisitions. Dr. Cotter is the President of Healthcare Decisions, Inc. Between April 1996 and March 1998, Dr. Cotter was Vice President of Decision Resources, an international consulting firm specializing in the health care industry (primarily pharmaceuticals). From 1985 to 1996, he was President of the above-mentioned Healthcare Decisions, Inc. For nineteen years prior to joining Healthcare Decisions, Dr. Cotter was employed by Corning Glass Works, where he held various management positions in research, product development and clinical information systems.

  Mr. Dewberry, age 55, is a private investor. He has served as a director of the Company since the completion of the merger between the Company and Healthdyne on February 11, 1998. From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, Mr. Dewberry served as President and Chief Operating Officer, and Executive Vice President of Healthdyne. He is also a Director of Healthdyne Information Enterprises, Inc.

  Mr. Hardie is 69 years old. He has been a director of the Company since November 1991. He is a lawyer and of counsel to Reed Smith Shaw & McClay LLP, a law firm with principal offices in Pittsburgh, Washington, Philadelphia, New York and Princeton, NJ, which since 1988 has performed legal services for the Company. Mr. Hardie was a partner of that firm from 1962 through June 1999. He is a director of a number of other corporations, the securities of which are not publicly traded.

  Mr. Jones is 62 years old. He has been a director of the Company since May 1996. Currently, Mr. Jones serves as chairman of Triangle Capital Corporation, an investment banking and management firm. From 1990 to 1996, Mr. Jones served as Chairman of IndustryNet, an online electronic commerce company linking business-to-business buyers and sellers through electronic networks including the Internet. Mr. Jones founded IndustryNet in 1990. In 1996 IndustryNet, together with a subsidiary of another large corporation, was merged into Nets, Inc. Mr. Jones was not an executive officer of Nets, Inc., which filed for bankruptcy under Chapter 11 in May, 1997. In 1982 Mr. Jones launched International Cybernetics Corporation ("ICC"), a developer of advanced factory automation control systems. In 1985 Mr. Jones merged ICC into the Industrial Automation Systems Division of Gould Electronics Inc. ("Gould") and he became Vice President of Business Development for Gould. In 1988 the division was sold to AEG, a West German based multinational company and Mr. Jones ceased to be an officer. Mr. Jones is a director of The Associated Group Inc., a telecommunications company; and Teligent Corporation, a national facilities based competitive local exchange carrier.

  Mr. Lawyer is 54 years old. He has been a director of the Company since 1994. Since 1988, he has been President, Chief Executive Officer and a Director of Chatwins Group, Inc. ("CGI"), headquartered in Pittsburgh, which designs, manufactures and markets a broad range of fabricated and machined parts and products, in a variety of industries primarily to original equipment manufacturers. From 1986 to 1988 he was President, Chief Executive Officer and a Director of CP Industries, a predecessor company of CGI. Prior thereto, he held various operations, marketing, sales, finance and strategic planning positions for U.S. Steel Corporation for 17 years. Mr. Lawyer is also a Director of American Architectural Products Corp.

  Mr. Liken is 50 years old. He has served as a director of the Company since January 1999 and President and Chief Executive Officer since August 1999. Mr. Liken was President and owner of Liken Home Medical, Inc. from 1990 until he sold that business in July 1998. Mr. Liken was a private investor from July 1998 until August 1999. In addition, Mr. Liken was a consultant to the Company from July 1998 until January 1999. Mr. Liken has been active in the home medical business since 1971, serving in management and ownership capacities for several predecessor companies to Liken Home Medical, Inc. Mr. Liken has also served on Board of Directors of the National Association for Medical Equipment Services (NAMES) since 1984 and was the Chairman of that board from 1987 to 1989 and again from 1997 to 1998. Since 1997, Mr. Liken has been a member of the Business Advisory Council of the Federal Reserve Bank of Cleveland.

  Ms. Littell is 42 years old. She previously served as a director of the Company in 1997. From January 1995 through January 1998, and again since September 1999, she has been the President of C L Littell & Associates, Inc., a consulting firm, headquartered in Virginia, specializing in health policy, payment and outcomes management for medical technology companies and related health care organizations. During the period February 1998 through August 1999, Ms. Littell served as Senior Health Policy Advisor to the Health Industry Manufacturers Association ("HIMA"), where she advised the association's membership and executive management on health care financing developments affecting the medical technology industry. Between 1992 and 1994, Ms. Littell was Executive Director of the Health Care Technology Institute, a privately funded organization where she oversaw the development of research related to the impact on the economy of the medical technology industry. From 1989 through 1991, she served as Vice President of Payment and Policy of HIMA.

  Mr. McGinnis is 65 years old. He has been a director of the Company since 1977 and Chairman of the Board since November 1994. He served as Chief Executive Officer of the Company between 1977 and 1994, and President between 1984 and 1994. Prior to 1977, Mr. McGinnis was President of Lanz Medical Products Corporation, the predecessor to the Company. From 1971 to 1975, Mr. McGinnis also served on the staff of the Critical Care Department, Presbyterian University Hospital, Pittsburgh, where he participated in various medical engineering programs seeking the application of technology to medical care. Prior thereto, Mr. McGinnis was head of the Surgical Research Department at Allegheny General Hospital, Pittsburgh, for two years and for eleven years he was employed at the research and development laboratory of Westinghouse Electric Corporation. At Westinghouse he served six years as the Manager of the Bio-Engineering Department and headed the medical product development activities.

  Mr. Reynolds is 50 years old. He has been a director of the Company since the completion of the merger between the Company and Healthdyne on February 11, 1998. Prior to joining the Company, Mr. Reynolds served as President of Healthdyne since January 1987 and Chief Executive Officer since 1993. Previously, he served as President of the Healthdyne Cardiovascular Division of Healthdyne, from January 1985 to December 1986 and as Vice President of Business and Technology Development of the Technologies Division of Healthdyne from January 1981 to December 1984.

  Mr. Yokubinas is 61 years old and a private investor. He has been a director of the Company since January 1999. Mr. Yokubinas joined Healthdyne, Inc. in 1979, serving in various managerial positions before being named President and Chief Operating Officer in 1992. Mr. Yokubinas held that position until his retirement in 1996.

2. SELECTION OF AUDITORS

  The Board of Directors, following the recommendation of the Audit Committee, has selected the independent public accounting firm of Ernst & Young LLP as the auditors to examine the consolidated financial statements of the Company for fiscal year 2000. The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP. The proxies solicited on behalf of the Board of Directors will be voted to ratify selection of that firm unless otherwise specified.

  Ernst & Young LLP has served as the independent auditors for the Company since 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

3. OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented to the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

VOTE REQUIRED

  Under Delaware law, the six nominees for election as directors at the Annual Meeting of Shareholders who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, will be elected as directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, a quorum being present, is necessary for the ratification of the selection of Ernst & Young LLP. The aggregate number of shares for which a vote "For", "Against" or "Abstain" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "For" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter other than election of directors by a shareholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter. If a broker or similar nominee limits on a proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such broker "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning compensation paid to the Chief Executive Officer of the Company and the four highest paid executive officers other than the Chief Executive Officer (the "named officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 30, 1999, 1998 and 1997.

                          Summary Compensation Table

                                                                    Long Term Compensation
                                                                 -----------------------------
                                         Annual Compensation            Awards         Payouts
                                     --------------------------- --------------------- -------
                                                       Other                Securities
                                                       Annual    Restricted Underlying  LTIP    All Other
                                     Salary  Bonus  Compensation   Stock     Options/  Payouts Compensation
Name and Principal Position  Year    ($) (A)  ($)     ($) (B)      Awards   SAR's (#)    ($)     ($) (C)
---------------------------  ----    ------- ------ ------------ ---------- ---------- ------- ------------
Dennis S. Meteny
 President and Chief
 Executive Officer (D)       1999    339,000     --      --          --       25,300      --      62,836
                             1998    277,491 25,000      --          --       10,300      --      30,000
                             1997    232,005 94,500      --          --       10,600      --      32,486
Craig B. Reynolds
 Executive Vice
 President, Chief
 Operating Officer           1999    259,533     --      --          --       18,100      --      44,918
                             1998(E)  95,824     --      --          --       40,000      --       1,474
                             1997(F)      --     --      --          --           --      --          --
Robert D. Crouch
 Senior Vice President--
 New Ventures and
 Corporate Services          1999    229,577     --      --          --       18,100      --      44,979
                             1998    191,163  7,000      --          --        4,300      --      22,140
                             1997    162,207 65,025      --          --        4,500      --      23,034
John C. Miclot
 Senior Vice President,
 President--Homecare
 Division                    1999    212,548 15,000      --          --       18,100      --      94,626
                             1998(E)  77,592     --      --          --       20,000      --      86,140
                             1997(F)      --     --      --          --           --      --          --
Robert E. Tucker
 Vice President--New
 Products                    1999    206,281     --      --          --       10,800      --      41,171
                             1998(E)  77,592     --      --          --       20,000      --       2,800
                             1997(F)      --     --      --          --           --      --          --

--------
(A) This column represents base salary and includes tax deferred Section 401(k) contributions under the Company's Retirement Savings Plan.

(B) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any named officer equals or exceeds $50,000 or 10% of the total annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the named officers for any of the years covered in the table.

(C) The amounts in this column for 1999 represent the following: matching contributions under the Company's Retirement Savings Plan (Mr. Meteny, $4,800; Mr. Crouch, $4,800; Mr. Miclot, $4,800; Mr. Tucker, $4,800);
     annuity plan premiums and related income tax gross ups paid on the officer's behalf (Mr. Meteny, $58,036; Mr. Reynolds, $44,918; Mr. Crouch, $40,179; Mr. Miclot, $36,371; Mr. Tucker, $36,371); and income tax gross ups paid on relocation expenses (Mr. Miclot, $53,755).

(D) Mr. Meteny resigned as an officer of the Company on August 19, 1999 and as a director of the Company on September 7, 1999.

(E) Messrs. Reynolds, Miclot and Tucker were employed by the Company effective February 11, 1998. Amounts included herein represent compensation for the period February 11, 1998 through June 30, 1998.

(F) Messrs. Reynolds, Miclot and Tucker were not executive officers of the Company in fiscal year 1997.

Stock Options

  The following table sets forth information concerning stock option grants made to the named officers during the fiscal year ended June 30, 1999. The Company has not granted any stock appreciation rights ("SAR's") to any of the named officers or any other officers or employees of the Company.

                       Option Grants in Last Fiscal Year
                            All Executive Officers

                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                          Annual Rates of Stock
                                                                         Price Appreciation for
                           Individual Grants                                   Option Term
 ----------------------------------------------------------------------- -----------------------
                   Number of  % of Total
                   Securities  Options
                   Underlying granted to
                    Options   employees  Exercise or
                    Granted   in fiscal  Base Price
Name                (#) (A)      year    ($/Sh) (B)  Expiration Date (C)   5% ($)      10% ($)
----               ---------- ---------- ----------- ------------------- ----------- -----------
Dennis S. Meteny     25,300        5%       12.16      August 19, 1999       193,511     490,391

Craig B. Reynolds    18,100        4%       12.16      August 21, 2008       138,440     350,833

Robert D. Crouch     18,100        4%       12.16      August 21, 2008       138,440     350,833

John C. Miclot       18,100        4%       12.16      August 21, 2008       138,440     350,833

Robert E. Tucker     10,800        2%       12.16      August 21, 2008        82,605     209,337

--------
(A) Options granted in fiscal year 1999 are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and an additional 25% of the option shares becoming exercisable on each successive anniversary date, with all option shares exercisable on the fourth anniversary date. Under the terms of the Company's stock option plans, this exercise may be accelerated in certain specific situations.

(B) Under the terms of the Company's stock option plans, there are no provisions that permit these options to be repriced other than to reflect stock splits, stock dividends, or similar events.

(C) The options granted to Mr. Meteny in fiscal year 1999 expired upon his resignation as an officer of the Company on August 19, 1999.

  The following table sets forth information concerning the stock option exercises by the named officers during the fiscal year 1999 and the unexercised stock options held at June 30, 1999 by the named officers.

     Aggregated Option Exercises in Last Fiscal Year FY-End Option Values

                                                               Value of
                                              Number of      Unexercised
                                             Unexercised     In-the-Money
                                              Options at     Options at
                                             FY--End (#)     FY--End ($)
                                    Value   -------------- ----------------
                   Shares Acquired Realized  Exercisable/  Exercisable (2)/
Name               on Exercise (#) ($) (1)  Unexercisable   Unexercisable
----               --------------- -------- -------------- ----------------
Dennis S. Meteny           --           --   56,155/38,325   361,216/75,141

Craig B. Reynolds      11,998       68,959  238,473/48,100 1,204,900/53,757

Robert D. Crouch           --           --  147,325/23,575 1,302,720/53,757

John C. Miclot             --           --   81,526/33,100   320,773/53,757

Robert E. Tucker       53,584      499,917  103,867/25,800   476,656/32,076

--------
(1) Represents the amount by which the fair market value of the shares acquired on exercise at the exercise date exceeded the exercise price of such shares.

(2) Represents the amount by which the fair market value ($15.13) of the shares covered by the stock options on June 30, 1999 exceeded the exercise price of such options.

Employment Agreements and Other Transactions

  Effective December 1, 1994 the Company entered into an Employment Agreement with Mr. Meteny providing for his employment as President and Chief Executive Officer of the Company for a three year term ending November 30, 1997. Effective the same date the Company and Mr. Crouch entered into an Employment Agreement providing for his employment as Vice President of Sales and Marketing (now Vice President--New Ventures and Corporate Services) also for a three year term ending November 30, 1997. Each agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreements provide for base salaries for Messrs. Meteny and Crouch of $195,600 per year (subject to annual adjustment) and $138,200 per year (subject to annual adjustment), respectively, plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company.

  Effective November 11, 1997, the Company entered into Employment Agreements with Messrs. Reynolds, Miclot and Tucker providing for their employment as Senior Vice President (now Executive Vice President and Chief Operating Officer), Group Vice President--Sleep Disorders (now Senior Vice President and President, Homecare Division) and Group Vice President--Respiratory (now Vice President, New Products) respectively, for three year terms ending February 11, 2001. The Agreements are automatically extended each year for an additional year absent prior notice by either party. The Agreements provide for base salaries of $251,538 for Mr. Reynolds and $203,679 for Messrs. Miclot and Tucker (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company.

Executive Officers

  The executive officers of the Company, other than those who also serve as directors and are described in the preceding pages, are Daniel J. Bevevino, 39, Vice President and Chief Financial Officer; Robert D. Crouch, 51, Senior Vice President--New Ventures and Corporate Services; Steven P. Fulton, 40, Vice President--General Counsel; Susan A. Lloyd, 50, Vice President--Asthma and Allergy Division; John L. Miclot, 40, Senior Vice President and President--Homecare Division; Robert E. Tucker, 50, Vice President--New Products; Geoffrey Waters, 49, Vice President--International; and Paul L. Woodring, 59, Vice President--Hospital Division.

  Mr. Bevevino joined the Company in 1988 as Manager of Cost Accounting. From 1990 to 1994 Mr. Bevevino served as Controller. In November of 1994, Mr. Bevevino was elected Chief Financial Officer and in May 1996 was also elected Vice President. Prior to his affiliation with the Company, Mr. Bevevino--a Certified Public Accountant--spent five years with Ernst & Young.

  Mr. Crouch joined the Company as Director of Sales and Marketing in January 1989. From 1989 to 1997, he was Vice President Sales and Marketing. He was promoted to Senior Vice President Sales and Marketing in May 1997. In August 1998, Mr. Crouch accepted the position of Senior Vice President--New Ventures. In July 1999, Mr. Crouch also assumed responsibility for Corporate Services, including Legal, Human Resources and Information Systems. Prior to joining the Company from 1986 to 1989, Mr. Crouch worked as a consultant for various companies on administrative and governmental affairs issues. From 1985 to 1986, he was employed by Cryogenic Associates, serving as Executive Vice President and later President. From 1983 to 1985, Mr. Crouch was President, Chief Executive Officer and Chairman of the Board of BetaMed Pharmaceuticals.

  Mr. Fulton joined the Company on a part time basis in May 1995 serving as General Counsel. In January 1996 his role was expanded to full time status. On October 8, 1996, Mr. Fulton was elected Vice President, Human Resources. In February 1998, Mr. Fulton was appointed to the position of Vice President-- General Counsel. Prior to joining the Company, Mr. Fulton was a partner in the Pittsburgh office of Reed Smith Shaw & McClay. He joined the law firm in May 1984. Prior to this employment, he served briefly in an engineering capacity for Westinghouse Electric Corporation.

  Ms. Lloyd, as part of the Company's merger with Healthdyne, joined Respironics in February 1998 as Vice President-Sales and Marketing, Asthma and Allergy. In July 1999, she was named Vice President--Asthma and Allergy Division. Ms. Lloyd was employed by Becton, Dickinson and Company from 1974 through 1990, serving in a variety of sales and marketing positions, including most recently as Director of Marketing for the Becton Dickinson Acute Care Division. In 1990, she joined Healthscan Products, Inc. ("Healthscan") as Director of Marketing. In 1994, Healthdyne acquired Healthscan and Ms. Lloyd was named Vice President, Marketing for Healthscan. In 1997, she was named Vice President, Sales and Marketing for Healthscan, a position she held until Healthdyne was merged with Respironics.

  Mr. Miclot, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Group Vice President--Sleep Disorders. In August 1998, in addition to his Group Vice President role he has acquired the added responsibility of Vice President Sales and Marketing. In July 1999, Mr. Miclot was named Senior Vice President and President--Homecare Division. From 1995 to February of 1998, Mr. Miclot had been Senior Vice President Sales and Marketing for Healthdyne. Prior to that time, he was Vice President of Marketing for Medex, Inc. which he joined in February 1994. Mr. Miclot previously held several senior positions in marketing, international activities and sales with Ohmeda, a Division of British Oxygen Corporation, which he joined in 1988.

  Mr. Tucker, as part of the Company's merger with Healthdyne, joined Respironics in February 1998 as Group Vice President--Respiratory. In July 1999, Mr. Tucker was named Vice President--New Products. From March 1994 to February 1998, he had been Senior Vice President of Operations for Healthdyne. From September 1985 to March 1994, Mr. Tucker was Vice President of Operations of Healthdyne.

  Mr. Waters, as part of the Company's acquisition of LIFECARE International, Inc., joined Respironics in October 1996, as Vice President Customer Satisfaction. In February 1998, Mr. Waters was transitioned to the position of Vice President--International Sales and Marketing. In July 1999, Mr. Waters was named Vice President--International. Prior to joining the Company, Mr. Waters was employed in various capacities by LIFECARE International, Inc. from 1984 to 1996. His last position with LIFECARE was President and Chief Operating Officer.

  Mr. Woodring, as part of the Company's merger with Healthdyne, joined Respironics in February 1998 as Vice President--Operations, Respiratory. In July 1999, Mr. Woodring was named Vice President--Hospital

Division. Mr. Woodring was employed by Puritan-Bennett (now Nellcor Puritan Bennett, a division of Mallinckrodt, Inc.) from 1976 to 1995, serving in a variety of engineering and management positions, including most recently as Vice President--Research and Development. Mr. Woodring formed a new company, InVentive Technologies, in 1995, and was employed there until joining Healthdyne in 1996.

                     REPORT OF THE COMPENSATION COMMITTEE

Introduction

  Decisions regarding compensation of the Company's executives generally are made based on recommendations by the Compensation Committee, which is composed of three independent outside directors. All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Dr. Cotter and Messrs. Jones and Lawyer in their capacity as members of the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 1999 as they affected executive officers of the Company, including Mr. Meteny, the President and Chief Executive Officer during fiscal year 1999, and Messrs. Reynolds, Crouch, Miclot and Tucker, the four executive officers other than Mr. Meteny who were, for fiscal year 1999, the Company's most highly compensated executive officers. In February 1999, Messrs. Dewberry, Hardie and Liken were appointed to the Compensation Committee, replacing Dr. Cotter and Mr. Jones. Mr. Liken ceased to be a member of the Compensation Committee when he became Chief Executive Officer in August 1999. All decisions relating to executive compensation policies for fiscal year 1999 were made prior to February 1999.

Compensation

  The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual profit sharing bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options linking the employee's long-term financial success to that of the Company's stockholders.

 Cash Compensation

  Officers are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. Companies are selected based on products marketed, customers and markets served, geographic distribution, manufacturing locations and complexity of operations (which involves several factors, with sales revenue being a major factor) for those companies operating in the respiratory products market. In addition, the Company participates in compensation surveys and receives summary compensation survey information from these and other sources.

  The methodology used to determine guidelines for compensation was a matching of each executive's responsibilities to a comparable position described in the surveys. Based on this matching, each executive's salary was compared to the corresponding salary range of comparable executives in the surveys. Then, an appropriate salary range (e.g., 25th percentile, median, 75th percentile) was selected based on the comparison of the executive's responsibilities to those of the comparable position in the surveys. The comparable companies operating in the respiratory market and other data were then examined for reasonableness on a position-by-position basis. Salaries were established based on the performance of the executive given his responsibilities within a specific position and the relationship of the current salary to the appropriate percentile for the most comparable position available within the surveys.

  The primary level of compensation is based on a combination of years of experience and performance. An officer's performance is based on how well he meets objectives set by his supervisor through a Company-wide process of stating objectives for each associate (employee), insuring compatibility of objectives among associates, reviewing performance against objectives and recognizing the accomplishment of these objectives.

The Board of Directors establishes and reviews the objectives of the Chairman of the Board, and the Board also assesses the Chairman's performance compared to these objectives. The salary of all officers is reviewed annually in November, with the amount of the increases (which take effect the following February) based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. The relative weight of each of these factors in determining salary increases varies for each annual salary determination. There is no fixed weighting. However, in the past, the factors which have generally had the greatest influence on salary increases have been (in decreasing significance) Company performance, individual performance, marketplace trends in compensation and general economic conditions.

 Profit Sharing and Other Bonuses

  The second compensation component is a Company-wide profit sharing program under the Company's Profit Sharing Bonus Plan. Bonuses are primarily based on the Company's annual financial performance and secondarily on the performance of the individual. Bonuses under this program generally range from zero to 50% of base salary. The measures of annual financial performance used in determining the amount of bonuses include sales growth, earnings growth and achievement of net income targets. Based on these factors, no profit sharing bonuses were accrued for fiscal year 1999 for the named officers or any other employees of the Company.

  In addition, from time to time, special bonuses may be awarded to employees based on individual effort and performance on specific projects or tasks. During fiscal year 1999, special bonuses were paid to a variety of employees including certain of the named executive officers. The amounts of the special bonuses paid to named executive officers are shown in the Summary Compensation Table in the Bonus column.

 Stock Options

  The third major component of the officer's compensation consists of stock options. The primary purpose of granting stock options is to link the officers' financial success to that of the stockholders of the Company. The exercise price of stock options is determined by the Compensation Committee at the time the option is granted, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Options become exercisable commencing a minimum of six months from the date of grant and are exercisable for a maximum period of 10 years, as determined by the Compensation Committee.

  The Compensation Committee awarded stock options to 280 of the Company's employees during fiscal year 1999. Stock options granted to named officers during fiscal year 1999 are listed on the table entitled "Option Grants in Last Fiscal Year."

CEO Compensation

  The following factors constitute the basis for the compensation paid to Mr. Meteny, the Company's Chief Executive Officer ("CEO") during fiscal year 1999; his responsibilities as the Company's CEO, the Company's ability to achieve its objectives for revenue and earnings growth and its objectives for long-term growth; the salaries paid to other CEO's of comparable companies as reported in the industry surveys; and Mr. Meteny's experience compared to the CEO's of comparable companies in the industry surveys. In fiscal year 1999 the Compensation Committee recommended and the Board approved a base salary increase for Mr. Meteny of 11% considering the foregoing factors. Mr. Meteny was awarded no profit sharing bonus for fiscal year 1999.

          Compensation Committee of the Company's Board of Directors:

                          Douglas A. Cotter, Chairman
                                Donald H. Jones
                               Joseph C. Lawyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Securities and Exchange Commission's rules relating to the disclosure of executive compensation require that the Proxy Statement include certain information about "insider" participation on compensation committees and about specific kinds of "interlocking" relationships between the compensation committees of different companies, under the foregoing caption. All members of the Compensation Committee are outside directors, and no such interlocking relationships exist.

  The Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above under "Board of Directors and Committees of the Board." During fiscal year 1999, the Committee consisted of Dr. Cotter (Chairman) and Messrs. Jones and Lawyer for the period July 1998 through February 1999 and Messrs. Lawyer (Chairman), Dewberry, Hardie and Liken for the period February 1999 through June 1999. Mr. Parker H. Petit served on the Committee from July 1998 until his resignation from the Board in August 1998.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers National Market System initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  All Forms 3, 4, and 5 have been filed within the guidelines of Commission during fiscal year 1999. In making this disclosure, the Company has relied solely on the written representation of its directors and officers and copies of the reports that they have filed with the Commission.

PERFORMANCE GRAPH

  The following graph shows a five year comparison of cumulative total returns for the Company, the NASDAQ Market Index, the Standard & Poor's Medical Products and Supplies Index ("Hlthcare-500") and a peer group index ("Peer Group Index") consisting of ResMed, Inc., Sunrise Medical, Inc., Invacare Corp., and Mallinckrodt, Inc. The Company has adopted this Peer Group Index, which consists of the Company's major competitors that are publicly-held, because it believes that the Peer Group Index is more meaningful for comparative purposes than the Hlthcare-500, which includes companies with business and product lines dissimilar to that of the Company and its competitors. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1994, and that all dividends were reinvested.
                        [Performance Graph Appears Here]

                                              Fiscal Year Ended June 30
                                      ------------------------------------------
                                       1994    1995   1996   1997   1998   1999
                                      ------- ------ ------ ------ ------ ------
NASDAQ............................... $100.00 133.48 171.38 208.43 274.43 392.16
Hlthcare-500......................... $100.00 153.42 201.56 267.10 357.29 425.00
Peer Group Index..................... $100.00 119.76 125.48 124.32 113.46 131.29
Respironics, Inc..................... $100.00 168.88 219.25 250.36 184.43 179.25

MISCELLANEOUS

  The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by employees of the Company and its subsidiaries who will receive no additional compensation for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in the sending of proxy solicitation material and the 1999 Annual Report on Form 10-K to beneficial owners of stock held in their names.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1999 IS INCLUDED IN THIS MAILING WITH THE PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO DORITA A. PISHKO, CORPORATE SECRETARY, RESPIRONICS, INC., 1501 ARDMORE BOULEVARD, PITTSBURGH, PA 15221-4401.

                                                          Dorita A. Pishko
                                                          Corporate Secretary

October 25, 1999

                               RESPIRONICS, INC.
                             1501 Ardmore Boulevard
                             Pittsburgh, PA  15221

               Annual Meeting of Shareholders, November 18, 1999


     Gerald E. McGinnis, James W. Liken and Dorita A. Pishko, or any of them, are hereby appointed proxies with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof at the Annual Meeting of Shareholders of Respironics, Inc. to be held at Two Mellon Bank Center in the Auditorium on the Tenth Floor, at 501 Grant Street, Pittsburgh, Pennsylvania, on November 18, 1999, and at any adjournment thereof, as directed hereon, and in their discretion to vote and act upon any other matters as may properly come before this meeting.

                          (Continued on reverse side)


                           /\ FOLD AND DETACH HERE /\

Unless you attend and vote in person, you MUST sign and return your proxy in order to have your shares voted at the meeting.

                                               Please mark
                                               your votes as
                                               indicated in       X
                                               this example

1. Election of Directors.

   NOMINEES: Daniel P. Barry, J. Terry Dewberry, Donald H. Jones and James W. Liken to the class of 2002, Candace L. Littell to the class of 2001 and J. Paul Yokubinas to the class of 2000.

   FOR all nominees                  WITHHOLD AUTHORITY
   (listed above except               to vote for all
   as marked to the                nominees listed above
   contrary)

     [  ]                                 [  ]

                                                        FOR     AGAINST  ABSTAIN
2. To ratify the selection of Ernst & Young LLP as     [  ]      [  ]     [  ]
   independent public accountants for the fiscal year ending June 30, 2000.


(Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)


----------------------------------------------------------------------
____________   This proxy is solicited on behalf of the Board of Directors and will be voted as specified. A vote FOR the election of nominees listed includes discretionary authority to vote for a substitute if any nominee is unable to serve or for good cause will not serve.

               Date:                                                    , 1999
                    ----------------------------------------------------

               ---------------------------------------------------------------

               ---------------------------------------------------------------
               Shareholder(s) signature should correspond to the name(s) shown hereon. (Executors, Administrators, Trustees, etc. should so indicate when signing.)

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY!


                           /\ FOLD AND DETACH HERE /\